Exhibit 4.1

NUMBER
ALXA

ALEXZA
PHARMACEUTICALS

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ, NEW YORK, NY AND PITTSBURGH, PA

CUSIP 015384 20 9
SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS OF EACH CLASS OR SERIES OF STOCK.

# ALEXZA PHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that

SPECIMEN

is the owner of

**FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, OF**

ALEXZA PHARMACEUTICALS, INC.

transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile of the Corporation's seal and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE SHAREOWNER SERVICES LLC
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

ALEXZA PHARMACEUTICALS, INC.
INCORPORATED
DECEMBER 19, 2000
DELAWARE

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

© SECURITY COLUMBIAN UNITED STATES BANKNOTE CORPORATION

ALEXZA PHARMACEUTICALS, INC. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be addressed to the Secretary of the Corporation at its principal place of business. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT– Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State) UNIF TRANS MIN ACT– Custodian (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.